Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                        For the Month of November 1999
                     Distribution Date of December 15, 1999
                            Servicer Certificate #32

Original Pool Amount Initial Receivables               $411,613,980.45
Subsequent Receivables (transferred 5/9/97)             $76,128,743.83
Subsequent Receivables (transferred 5/23/97)            $12,254,010.44

Beginning Pool Balance                                 $123,175,690.40
Beginning Pool Factor                                        0.2525423

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $6,764,418.70
     Interest Collected                                    $979,537.39

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $122,774.52
Total Additional Deposits                                  $122,774.52

Repos / Chargeoffs                                         $128,310.24
Aggregate Number of Notes Charged Off                              104

Total Available Funds                                    $7,866,730.61

Ending Pool Balance                                    $116,282,961.46
Ending Pool Factor                                           0.2384104

Servicing Fee                                              $102,646.41

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,719,998.07
     Target Percentage                                           5.25%
     Target Balance                                      $6,104,855.48
     Minimum Balance                                    $10,499,931.43
     (Release) / Deposit                                  ($220,066.64)
     Ending Balance                                     $10,499,931.43

Current Weighted Average APR:                                   9.807%
Current Weighted Average Remaining Term (months):                23.28

Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days          $1,498,505.14      1,043
                                 31 - 60 days           $536,684.76        337
                                 60+  days              $193,833.35         93

     Total:                                           $2,229,023.25      1,071

     Balances:                   60+  days            $1,843,776.55         93

Memo Item - Reserve Account
     Prior Month                                     $10,499,931.43
+    Invest. Income                                      $44,491.31
+    Excess Serv.                                       $175,575.33
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,719,998.07

Exhibit 20.3
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of November 1999

                                                                                 NOTES
                                                             (Money Market)
                                                   TOTAL       CLASS A - 1        CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                         $500,000,000.00    $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%            100.00%             0.00%
     Coupon                                                         5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                   $123,175,690.40
Ending Pool Balance                      $116,282,961.46

Collected Principal                        $6,764,418.70
Collected Interest                           $979,537.39
Charge - Offs                                $128,310.24
Liquidation Proceeds / Recoveries            $122,774.52
Servicing                                    $102,646.41
Cash Transfer from Reserve Account                 $0.00
Total Collections Avail for Debt Service   $7,764,084.20

Beginning Balance                        $123,175,690.40             $0.00              $0.00    $105,675,690.40    $17,500,000.00

Interest Due                                 $695,779.93             $0.00              $0.00        $594,425.76       $101,354.17
Interest Paid                                $695,779.93             $0.00              $0.00        $594,425.76       $101,354.17
Principal Due                              $6,892,728.94             $0.00              $0.00      $6,892,728.94             $0.00
Principal Paid                             $6,892,728.94             $0.00              $0.00      $6,892,728.94             $0.00

Ending Balance                           $116,282,961.46             $0.00              $0.00     $98,782,961.46    $17,500,000.00
Note / Certificate Pool Factor                                      0.0000             0.0000             0.5613            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                        $7,588,508.87             $0.00              $0.00      $7,487,154.70       $101,354.17

Interest Shortfall                                 $0.00             $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                $0.00             $0.00              $0.00              $0.00             $0.00
     Total Shortfall                               $0.00             $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                             $175,575.33
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance            $10,719,998.07
(Release) / Draw                            ($220,066.64)
Ending Reserve Acct Balance               $10,499,931.43

Exhibit 20.3
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of November 1999

Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                        5                     4                  3                   2                  1
                                     Jul-99                Aug-99             Sep-99              Oct-99              Nov-99
Beginning Pool Balance           $156,684,111.52       $147,729,016.51     $139,373,167.71     $132,134,086.39     $123,175,690.40

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                    $411,315.55           $394,307.18         $207,162.45         $181,143.52         $128,310.24
    Recoveries                       $317,595.46           $442,341.22         $579,271.02         $315,981.59         $122,774.52

Total Charged Off (Months 5, 4, 3)                       $1,012,785.18
Total Recoveries (Months 3, 2, 1)                        $1,018,027.13
Net Loss / (Recoveries) for 3 Mos                           ($5,241.95)(a)

Total Balance (Months 5, 4, 3)                         $443,786,295.74 (b)

Loss Ratio Annualized  [(a/b) * (12)]                         -0.0142%

Trigger:  Is Ratio > 1.5%                                           No
                                                                              Sep-99              Oct-99              Nov-99

B)   Delinquency Trigger:                                                    $2,020,916.92       $1,284,418.50       $1,843,776.55
     Balance delinquency 60+ days                                                 1.45000%            0.97206%            1.49687%
     As % of Beginning Pool Balance                                               1.39757%            1.26893%            1.30631%
     Three Month Average

Trigger:  Is Average > 2.0%                                         No

C)   Noteholders Percent Trigger:                              2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                         No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer